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                                 Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-71578) pertaining to the Employee New Stock Purchase Plan, as amended, the Registration Statement (Form S-8 Number 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, the Registration Statement (Form S-8 Number 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 Number 33-17194) pertaining to the 1985 Restricted Value Stock Plan, as amended and the Registration Statement (Form S-2 Number 33-32979) pertaining to the Deferred Equity Program of Grubb & Ellis Company and Subsidiaries of our report dated February 8, 1995, with respect to the financial statements and schedules of Grubb & Ellis Company and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities Exchange Commission.



San Francisco, California
March 27, 1995                                               Ernst & Young LLP

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